STOCK ASSIGNMENT AGREEMENT

            This STOCK ASSIGNMENT AGREEMENT is entered into as of September 30, 2002 by and between POINT WEST CAPITAL CORPORATION, a Delaware corporation ("Assignor"), BROAD STREET CONTRACT SERVICES, INC., a Delaware corporation with an office at 48 Wall Street, New York, NY 10005 ("Assignee") and the holders of the Senior Notes (as defined herein).

RECITALS

            A.             Assignor has previously purchased 1000 shares of common stock (collectively, the "Shares") constituting 100% of the outstanding stock of Dignity Partners Funding Corp. I, a Delaware corporation ("DPFC"). Assignor is also the servicer under an Amended and Restated Contribution, Sale and Servicing Agreement (as amended through the date hereof, the "Servicing Agreement") dated as of March 31, 2000 among Assignor, DPFC and Bankers Trust Company as indenture trustee for the DPFC Senior Viatical Settlement Notes, Series 1995-A (the "Senior Notes"). The holders of the Senior Notes are GE Capital Corporation as successor in interest to Heller Financial, Inc., The Lincoln National Life Insurance Company and First Penn-Pacific Life Insurance Company (the "Noteholders").

            B.             Pursuant to Section 3.01 of the Master Agreement dated as of March 31, 2000 among Assignor, DPFC, and the Noteholders, Assignor agreed to assign the Shares to the Noteholders or their designee upon the termination of its position as servicer under the Servicing Agreement. Assignee’s term as servicer will end on September 30, 2002, and servicing will thereafter be performed by Mills, Potoczak & Company, 27600 Chagrin Boulevard, Suite 200, Cleveland, Ohio, 44122 ("MPC"). The Noteholders desire that Assignor convey the Shares to Assignee and that DPFC move its headquarters to MPC’s address.

            C.             Assignee desires to purchase and hold the Shares.

            NOW, THEREFORE, in consideration of the premises and the promises, covenants and undertakings contained herein, and for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1.             Assignment. Effective as of the close of business on September 30, 2002 (as hereinafter defined), Assignor hereby sells, assigns and transfers to Assignee all of its right, title and interest to the Shares in exchange for payment on such date by the Noteholders of $1,000. Assignor shall promptly deliver the Shares and shall cause DPFC to promptly deliver the DPFC corporate record book (including the stock register) to Reid Mandel at Katten Muchin Zavis Rosenman, 525 West Monroe, Suite 1600, Chicago, Illinois 60661, for reregistration of the Shares.

            2.              Acceptance and Assumption by Assignee. Assignee hereby accepts such assignment and agrees to pay to Assignor $1,000 in consideration for the Shares.

            3.              Indemnification. The Assignor agrees to indemnify, defend and hold the Assignee harmless with respect to any claim(s) arising from or relating to a breach of a representation or warranty made by Assignor in this Agreement. The Assignee agrees to indemnify, defend and hold the Assignor harmless with respect to any claim(s) arising from or relating to a breach of a representation or warranty made by Assignee in this Agreement.

            4.              Representations and Warranties Assignor. Assignor hereby represents and warrants to Assignee:

       (a) Assignor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

       (b) Assignor has the power and authority to enter into this Agreement and the person executing this Agreement on behalf of Assignor has the power and authority to do so.

        (c) Assignor is the sole legal and beneficial owner of the Shares and the Shares are free and clear of all liens, encumbrances and other interests. The sale, assignment and transfer of the Shares to Assignee pursuant to this Agreement validly assigns ownership interest of the Shares to Assignee free and clear of any pledge, lien, encumbrance or security interest.

        (d) Other than the Shares, Assignor does not own or hold any stock, debt instruments or other securities issued by DPFC, and DPFC has no other classes of equity or debt instruments outstanding as of the date hereof other than the Shares and the Senior Notes.

        (e) Assignor has filed a consolidated federal income tax return that includes DPFC for the period through December 31, 2000. Assignor will file, on or before December 31, 2002 a consolidated federal income tax return that includes DPFC for the period through December 31, 2001 and will file, on or before June 15, 2003, a consolidated federal income tax return that includes DPFC for the period through September 30, 2002. All federal and state income and franchise taxes have been paid in a due and timely manner with respect to DPFC and the consolidated group for all open fiscal years. Assignor has paid or provided for all federal and state income and franchise taxes due for DPFC and the consolidated group tax year ending with the termination of DPFC’s inclusion in the consolidated group. DPFC has no obligations, and will have no obligations, to any affiliates under any tax sharing agreement or similar arrangement.

            (f) DPFC has no, and will have no, liabilities to the PBGC, or for any payroll or unemployment taxes or premiums relating to any periods prior to October 1, 2002.

5.              Covenants of Assignor.

Assignor hereby covenants to perform the following obligations:

            (a) Assignor will promptly deliver all DPFC’s corporate records, including copies of all federal and state tax returns filed on behalf of or including DPFC, to DPFC’s new headquarters, c/o MPC. Assignor will continue to maintain a mailing address and/or forwarding address through March 31, 2003, and will promptly forward all correspondence it receives on behalf of DPFC to DPFC at its new headquarters.

            (b) Assignor will continue to maintain its corporate franchise and existence, until at least the earlier of (i) the transition of servicing for DPFC from Assignor to MPC is complete or (ii) December 31, 2002. In the event of its subsequent dissolution or liquidation, Assignor shall designate at least one with continuing signing authority to act on behalf of Assignor during and after its dissolution to assist Assignee and DPFC with the transition in servicing, the assumption of control over DPFC’s wind-down and DPFC’s compliance with state and federal tax and corporate filings at least until December 31, 2003, and shall require such individual to reasonably cooperate with DPFC to participate in phone calls and/or sign documents on behalf of Assignor, if otherwise essential to DPFC collection efforts, at no cost to such individual on a fully indemnified basis. Assignor shall promptly notify DPFC of its decision to dissolve or liquidate and of the names and contact information of the individual that has been provided such authority.

            6.              Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor:

        (a) Assignee is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b) Assignee has the power and authority to enter into this Agreement and the person executing this Agreement on behalf of Assignee has the power and authority to do so.

        (c) Assignee is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

        (d) Assignee: (i) has such knowledge and experience in financial and business matters that Assignee or its representatives are capable of evaluating the merits and risks of owning the Shares; (ii) is able to bear the complete loss of its investment in the Shares; and (iii) has had the opportunity to review all of the documents and agreements relating to the Shares and has had the opportunity to ask questions of, and receive answers from, the Noteholders concerning the terms and conditions of the Shares and the Senior Notes, and all such questions have been answered to Assignee's full satisfaction;

        (e) Assignee confirms that it is acquiring the Shares solely for its own account, for investment purposes, and not with a view to the distribution or resale of the Shares;

        (f) Assignee confirms that the right to purchase the Shares was not offered by any means of general solicitation or general advertising, that Assignee has received no representations, warranties or written communications with respect to its purchase of the Shares, and in entering into this Agreement, Assignee is not relying upon any information other than that obtained from the results of Assignee's own independent investigation;

        (g) Assignee understands that there are substantial restrictions on the transferability of the Shares and it may not be possible for Assignee to liquidate an investment in the Shares, and accordingly, such Assignee may have to hold the Shares, and bear the economic risk of such investment, indefinitely;

        (h) Assignee understands that the investment in the Shares involves substantial risks inherent in such an investment, including, without limitation, the fact that the Shares shall be subordinate to the Senior Notes;

        (i) Assignee will arrange for DPFC to file tax returns covering DPFC for all tax periods commencing on or after October 1, 2002; and

        (j) Assignee understands and agrees that (i) Assignor, as servicer under the Servicing Agreement, collected and maintained files containing sensitive medical data and other confidential information ("Confidential Materials"); (ii) various state and federal laws govern or may govern the confidentiality and restrict the use, dissemination and disclosure of the Confidential Materials (e.g. California Insurance Information and Privacy Act (see generally Cal. Ins. Code  791 et. seq.); California Right to Financial Privacy Act (see generally Cal. Gov. Code  7460 et. seq.); and Gramm Leach Bliley Act (see generally 15 USC  6801 et. seq.)); (iii) there is pending legislation in California that, if passed, may govern the disclosure and confidentiality standards by which Assignee is bound (e.g. California Assembly Bill 1775 and California Senate Bill 1386); and (iv) Assignee is bound by applicable law governing confidentiality and disclosure of the Confidential Materials and will be held to the same standards as Assignor, will direct DPFC to hold and treat the Confidential Materials confidentially and will not, unless required by law, or in accordance with applicable law, disclose the Confidential Materials to any person or entity.

            7.          Miscellaneous.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            (b) This Agreement may be executed in counterparts, each of which when executed by the parties hereto shall be deemed an original and all of which together shall be deemed an original and all of which together shall be deemed the same Agreement.

            (c) This Agreement is binding upon each party’s successors and assigns.

            (d) The representations, warranties and covenants of Assignor and Assignee herein shall survive the sale of the Shares to Assignee.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

ASSIGNEE: BROAD STREET CONTRACT SERVICES, INC., a Delaware corporation

/s/ Orlando Figueroa

Orlando Figueroa
Vice President

ASSIGNOR: POINT WEST CAPITAL CORPORATION,
a Delaware corporation

/s/ John Ward Rotter

John Ward Rotter
CEO

The undersigned execute this Agreement for the sole purpose of consenting to the assignment and terms set forth herein.

GE CAPITAL COMMERCIAL FINANCE

/s/ Neil L. Goulden

Neil L. Goulden
SVP

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY

/s/ Bradley S. Ritter

Bradley S. Ritter
VP

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY

/s/ Bradley S. Ritter

Bradley S. Ritter
VP

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY

By: Delaware Investment Advisers, a Series of Delaware
Management Business Trust, Its Attorney-in-Fact

/s/ Bradley S. Ritter

Bradley S. Ritter
VP

FIRST PENN-PACIFIC LIFE
INSURANCE COMPANY

By: Delaware Investment Advisers, a Series of Delaware
Management Business Trust, Its Attorney-in-Fact

/s/ Bradley S. Ritter

Bradley S. Ritter
VP